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                                                                   Exhibit 23.1


                       Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 33-39479 on Form S-3, Registration Statement No. 33-39480 on Form S-3, Registration No. 33-44209 on Form S-3, Post-Effective Amendment No.1 (on Form S-8) to Registration Statement No. 33-20267 on Form S-4, Registration Statement No. 33-52271 on Form S-8, Registration Statement No, 33-45363 on Form S-8, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-45980 on Form S-4, Post-Effective Amendment No. 1 (on Form S-8) to Registration Statement No. 33-56539, Registration Statement No. 33-57045 on Form S-8, Registration Statement No. 33-54323 on Form S-3, and Registration Statement No. 33-58815 on Form S-8 of our report date January 22, 1996, with respect to the consolidated financial statements of National City Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                               Ernst & Young LLP


Cleveland, Ohio
January 30, 1996